UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

E*TRADE Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of principal executive offices and Zip Code)

(646) 521-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) today announced that it has terminated $4.4 billion of legacy wholesale funding obligations at its wholly owned subsidiary E*TRADE Bank (the “Bank”). In connection with the transaction, the Company will record a pre-tax charge of approximately $410 million in the third quarter of 2015. The Company has commensurately decreased the size of the Bank’s balance sheet and utilized excess capital at the Bank, along with $110 million of corporate cash contributed to the Bank in order to maintain its target capital levels at the Bank.

The Company may continue utilizing wholesale funding sources for short term liquidity and contingency funding requirements.

Additionally, the Company announced that the Bank received regulatory and Bank Board approval for, and completed the distribution of, a $114 million dividend to the Company in August 2015. The Company also announced that it does not intend to seek a dividend from the Bank during the fourth quarter of 2015, but intends to resume Bank dividend requests in the first quarter of 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 8, 2015

E*TRADE FINANCIAL CORPORATION

		By:	/s/ Karl A. Roessner
Karl A. Roessner
Corporate Secretary